Exhibit 10.47

2005 Named Executive Officer Base Compensation

and Short-Term Incentive Targets

2005 Base Salary.  The Compensation Committee approved base salaries of the named executive officers for 2005 as follows:  M. Michele Burns, Executive Vice President, Chief Financial Officer and Chief Restructuring Officer—$600,000; Curtis A. Morgan, Executive Vice President and Chief Operating Officer—$500,000; Douglas L. Miller, Senior Vice President and General Counsel—$380,000; Vance N. Booker, Senior Vice President, Administration—$295,000; and L. Alderman Warnock, Senior Vice President, Governmental and Regulatory Affairs—$250,000.  The Compensation Committee did not take any action with respect to the salary of S. Marce Fuller, its Chief Executive Officer.

2005 Short-term Incentive Targets.  In addition, the Committee approved the following short-term incentive target bonus percentages for the named executive officers for 2005 under the short term incentive program, expressed as a percentage of base salary:  Ms. Burns—75%; Mr. Morgan—75%; Mr. Miller—55%; Mr. Booker—55%; Mr. Warnock—55%.